EXHIBIT 11.1
APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
AND WEIGHTED AVERAGE SHARES USED IN CALCULATION (1)

                                                                                 Year Ended
                                                                              December 31, 1999
                                                                              -----------------
Weighted average shares outstanding:
Common stock:
        Shares outstanding at beginning of period                                  15,094,336
        Weighted average shares issued during the year
        ended December 31, 1999 (6,319,026 shares)                                  4,397,375
                                                                                  -----------
                                                                                   19,491,711
                                                                                  ------------
Net loss available to common stockholders                                        ($14,067,000)
                                                                                 ============
Basic and diluted loss per common share                                                ($0.72)
                                                                                 ============



(1) For a description of basic and diluted loss per share, See Note B of the Notes to the Financial Statements included in Part II, Item 8 of this Form 10-K.



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